UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 21, 2009, pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of November 16, 2009, by and among Applied Materials, Inc., a Delaware corporation (“Applied”), Jupiter Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Applied (“Acquisition Sub”), and Semitool, Inc., a Montana corporation (“Semitool”), Semitool was merged with and into Acquisition Sub (the “Merger”). Acquisition Sub was the surviving corporation in the Merger and will continue as a wholly-owned subsidiary of Applied. As a result of the Merger, each outstanding share of Semitool common stock (other than shares held by Applied, Semitool or their respective subsidiaries, or held by shareholders of Semitool who properly assert dissenters’ rights under Montana law) was automatically converted into the right to receive $11.00 in cash, without interest thereon and less any required withholding tax. The Merger follows the completion of Applied’s $11.00 per share cash tender offer for all outstanding shares of Semitool at 12:00 midnight, Eastern Standard Time, on December 17, 2009.

On December 21, 2009, Applied issued a press release announcing the completion of the Merger, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Applied Materials, Inc. on December 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: December 21, 2009

	By:	/S/ JOSEPH J. SWEENEY
Joseph J. Sweeney Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Applied Materials, Inc. on December 21, 2009.

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